EXHIBIT 1.1

EMERA US FINANCE LP

as Issuer

EMERA INCORPORATED

EMERA US HOLDINGS INC.

as Guarantors

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Trustee

Indenture

Dated as of June 16, 2016

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of June 16, 2016

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.07
§ 310(b)	6.04, 6.07, 6.08(d)(1)
§ 311	1.01(2), 6.04
§ 312(b)	7.01
§ 313	1.01 (“Outstanding”)
§ 313(c)	6.01
§ 315(a)-(d)	6.02
§ 315(e)	6.08
§ 316(c)	1.04(d)

TABLE OF CONTENTS*

i

TESTIMONIUM	101
SIGNATURES	101
RESERVED	EXHIBIT A
FORMS OF CERTIFICATION	EXHIBIT B

INDENTURE, dated as of June 16, 2016, by and among EMERA US FINANCE LP, a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the “Issuer”), having its principal office at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808, EMERA INCORPORATED, a company duly organized and existing under the laws of the Province of Nova Scotia (herein called the “Company”), EMERA US HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (“EUSHI” and, together with the Company, the “Guarantors” and each a “Guarantor” and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as trustee (herein called the “Trustee”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), which may be convertible into or exchangeable for any securities of any Person (including the Issuer and the Guarantors), to be issued in one or more series as in this Indenture provided.

Each Guarantor has duly authorized the execution and delivery of this Indenture, and the making of the Guarantees pursuant to this Indenture (the “Guarantees”).

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission (as defined herein) adopted under the Trust Indenture Act;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles used in the Company’s annual financial statements contained in the Company’s annual report delivered to its shareholders in respect of the fiscal year immediately prior to the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 6.12 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.

“Bankruptcy Law” has the meaning specified in Section 5.01.

“Bankruptcy Order” has the meaning specified in Section 5.01.

“Board of Directors” means with respect to the Issuer or the Guarantors, as the case may be:

(1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such Board of Directors;

(2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such Board of Directors;

(3) with respect to a limited liability company, the Board of Directors or other governing body or any committee thereof duly authorized to act on behalf of such Board of Directors, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Guarantors, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“calculation period” has the meaning specified in Section 3.11.

“Canadian Taxes” has the meaning specified in Section 10.05.

“Capital Lease Obligations” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with Generally Accepted Accounting Principles;

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means shares of any class or classes of the share capital of a corporation or securities representing ownership interests in any Person other than a corporation, the rights of the Holders of which to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other Person are not restricted to a fixed sum or to a fixed sum plus accrued dividends or other periodic distributions.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. For purposes of clarity, it is hereby understood and agreed that the Company is, where appropriate in the context, sometimes referred to herein as a “Guarantor” or, collectively with Emera US Holdings Inc., the “Guarantors”.

“Component Currency” has the meaning specified in Section 3.12.

“Conversion Date” has the meaning specified in Section 3.12(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other currency unit) both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the Euro or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” shall mean, with respect to the Trustee, 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Legal Department; or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 14.03.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Custodian” has the meaning specified in Section 5.01.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“defeasance” has the meaning specified in Section 14.02.

“Depositary” means, with respect to the Securities of any series, The Depository Trust Company, or any successor thereto, or any other Person designated pursuant to Section 3.01 with respect to the Securities of such series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 3.12(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3.12(f).

“Election Date” has the meaning specified in Section 3.12(h).

“Euro” means the single currency of the participating member states from time to time of the European Union described in legislation of the European Council for the operation of a single unified European currency (whether known as the Euro or otherwise).

“Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System.

“EUSHI” means Emera US Holdings Inc. For purposes of clarity, it is hereby understood and agreed that EUSHI is, where appropriate in the context, sometimes referred to herein as a “Guarantor” or, collectively with the Company, the “Guarantors.”

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 3.01, a New York Clearing House bank, designated pursuant to Section 3.13.

“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by an officer or director of the Issuer (or the Issuer General Partner on behalf of the Issuer).

“Exchange Securities” means the Securities issued in exchange for, and in an aggregate principal amount equal to, Restricted Global Securities and Regulation S Global Securities pursuant to the terms of a registration rights agreement and containing terms substantially identical to the Restricted Global Securities and Regulation S Global Securities exchanged therefor (except that such Exchange Securities will be registered under the Securities Act and will not bear the Private Placement Legend).

“Excluded Holder” has the meaning specified in Section 10.05.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Financial Instrument Obligations” means obligations arising under:

(i) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time (excluding obligations which are considered to be Indebtedness of such Person by virtue of any provision of the definition of Indebtedness other than clause (ii) thereof);

(ii) currency swap agreements, cross currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

(iii) commodity swap agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“First Currency” has the meaning specified in Section 1.15.

“Foreign Currency” means any Currency other than Currency of the United States of America.

“Generally Accepted Accounting Principles” means, as at any date of determination, generally accepted accounting principles in effect in the United States at such date.

“Global Security” has the meaning specified in Section 2.01.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, securities which are (a) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

“Guarantee” or “Guarantees” means the guarantee of the Guarantors as endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the provisions set forth in Section 15.01 of this Indenture and all other obligations and covenants of the Guarantors contained in this Indenture and any Securities.

“Guarantor” means each Person named as “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication,

(i) all obligations of such Person for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments;

(ii) all Financial Instrument Obligations;

(iii) all obligations issued or assumed by such Person in connection with the acquisition of property in respect of the deferred purchase price of property;

(iv) all Capital Lease Obligations and Purchase Money Obligations of such Person, and

(v) all obligations of the type referred to in clauses (i) through (iv) of this definition of another Person, the payment of which such Person has guaranteed or for which such Person is responsible or liable, provided that obligations of such Person or of another Person of the type referred to in clauses (i) through (iii) of this definition shall exclude trade accounts payable, dividends and other distributions payable to shareholders, future income taxes, obligations in respect of Preferred Shares, accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested by such Person or such other Person in good faith, and non-monetary obligations in respect of performance guarantees.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security, shall be deemed to mean interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Tax Event” means the receipt by the Issuer, EUSHI or the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

(vi) amendment to, clarification of or change (including any officially announced prospective change) in the laws or treaties of the United States or Canada, as the case may be, or any political subdivision or taxing authority thereof or therein, or any regulations under those laws or treaties, that is enacted or effective on or after the initial issuance of the Securities of any series;

(vii) administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or other similar announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after the initial issuance of the Securities of any series;

(viii) amendment to, clarification of or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after the initial issuance of the Securities of any series; or

(ix) threatened challenge asserted in writing in connection with an audit of the Issuer or its partners, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, which challenge is asserted against the Issuer or its partners or becomes publicly known on or after the initial issuance of the Securities, it is more likely than not that the Issuer or its partners (other than the Company acting in its capacity as Guarantor) will be denied a current deduction in whole or in part in calculating its income tax liability in the United States or Canada that is attributable to any portion of the interest payable on the Securities.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall refer to such successor Person.

“Issuer General Partner” means Emera US Finance General Partner Inc., which owns all of the general partnership interests in the Issuer.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any two officers or directors of the Issuer (or the Issuer General Partner on behalf of the Issuer), and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 1.14.

“Lien” means any mortgage, charge, lien, pledge or security interest of any kind created, incurred, issued, assumed or guaranteed in order to secure payment of Indebtedness.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 3.01, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such Securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Non-Recourse Debt” means any Indebtedness incurred to finance or refinance the creation, development, design, engineering, procurement, construction, servicing, management, operation, ownership and/or acquisition of any project or asset and any increases in or extensions, renewals or refunding of any such Indebtedness in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower has, or have no recourse whatsoever to any of the Issuer, the Company, or EUSHI for the repayment of that Indebtedness other than:

(i) recourse directly or indirectly to the Issuer, the Company or EUSHI, as applicable, for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset; and/or

(ii) recourse directly or indirectly to the Issuer, the Company or EUSHI, as applicable, for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by the Issuer, the Company or EUSHI, as applicable, over such project or asset or the income, cash flow or other proceeds deriving from the project (or given by any shareholder or the like, or other investor in, the borrower or in the owner of such project or asset over its shares or the like in the capital of, or other investment in, the borrower or in the owner of such project or asset) to secure such Indebtedness, provided that the extent of such recourse to the Issuer, the Company or EUSHI, as applicable, is limited solely to the amount of any recoveries made on any such enforcement; and/or

(iii) recourse directly or indirectly to the Issuer, the Company or EUSHI, as applicable, under any form of assurance, indemnity, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect of a payment obligation, or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Regulation S under the Securities Act (as hereinafter defined).

“Officers’ Certificate” means a certificate signed by, in the case of the Issuer or a Guarantor, the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Chief Financial Officer, the Secretary or an Assistant Secretary and delivered to the Trustee on behalf of the Issuer (or the Issuer General Partner on behalf of the Issuer) or the Guarantor, as applicable, without personal liability.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or the Guarantors, including an employee of the Issuer or the Guarantors, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Other Currency” has the meaning specified in Section 1.15.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder, money in the necessary amount has been theretofore deposited with the Trustee or any other Paying Agent (other than the Issuer or a Guarantor) in trust or set aside and segregated in trust by the Issuer or a Guarantor (if the Issuer or such Guarantor shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Issuer as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue

Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, a Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, a Guarantor or such other obligor.

“Paying Agent” means the Trustee and any other Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Issuer.

“Person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security, as the case may be.

“Preferred Shares” means

(i) securities which on the date of issue thereof by a Person

(ii) have a term to maturity of more than 30 years,

(iii) rank subordinate to the unsecured and unsubordinated Indebtedness of such Person outstanding on such date,

(iv) entitle such Person to satisfy the obligation to pay the principal thereof from the proceeds of the issuance of Common Shares;

(v) entitle such Person to defer the payment of interest thereon for more than 4 years without thereby causing an event of default to occur,

(vi) entitle such Person to satisfy the obligation to make payments of interest thereon from the proceeds of the issuance of Common Shares, and

(vii) shares of any class of the share capital of a corporation or securities representing ownership interests in any Person other than a corporation which, in either case, are not Common Shares.

“Private Placement Legend” has the meaning specified in Section 3.14(f).

“Purchase Money Mortgage” means any mortgage, pledge, charge, security interest or other encumbrance created, issued or assumed by the Issuer or the Guarantors to secure a Purchase Money Obligation; provided that such mortgage, pledge, charge, security interest or other encumbrance is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation.

“Purchase Money Obligation” means Indebtedness of the Issuer or the Guarantors incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided that such Indebtedness is incurred or assumed substantially concurrently with the purchase of such property or the completion of such construction, installation or improvements, as the case may be, and includes any extension, renewal or refunding of any such Indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“rate(s) of exchange” has the meaning specified in Section 1.14.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 3.01.

“Regulation S Global Security” means a Regulation S Permanent Global Security or a Regulation S Temporary Global Security.

“Regulation S Permanent Global Security” has the meaning specified in Section 2.01.

“Regulation S Temporary Global Security” has the meaning specified in Section 2.01.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 1.14.

“Resale Restriction Termination Date” means (x) in the case of any Security sold pursuant to Rule 144A under the Securities Act, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d) under the Securities Act without condition) after the later of the date of the original issue of the Securities or the date of any subsequent reopening of the Security and the last date on which the Issuer or any of its affiliates were the owner of such Security (or any predecessor thereto) or, in the case of any Security sold pursuant to Regulation S under the Securities Act, 40 days or (y) in any case, such later date, if any, as may be required by applicable law.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 2.01.

“Restricted Period” means the 40 day restricted period as defined in Regulation S under the Securities Act.

“securities” means any stock, shares, units, installment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Specified Amount” has the meaning specified in Section 3.12.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. GAAP” means generally accepted accounting principles that are in effect from time to time in the United States of America.

“U.S. Person” means a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act.

“Valuation Date” has the meaning specified in Section 3.12(c).

“Vice President”, when used with respect to the Issuer, the Guarantors or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 1.02 Compliance Certificates and Opinions.

Upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 10.04) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such reasonable examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or a Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or a Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of the Issuer or a Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Issuer or a Guarantor, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and a Guarantor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Issuer or a Guarantor shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Guarantor, as the case may be, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but such Issuer or Guarantor, as the case may be, shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the applicable Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05 Notices, etc. to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or sent by facsimile to the Trustee at its Corporate Trust Office;

(2) the Issuer or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by overnight courier to the Issuer or a Guarantor, as the case may be, addressed to it at 5151 Terminal Road, Second Floor, Halifax, Nova Scotia B3J 1A1, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Issuer or a Guarantor, as the case may be.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods so long as an electronic copy of the executed instructions or directions on applicable letterhead are included with the electronic communication (for example, in an e-mail attachment); provided, however, that, if the Trustee so requests, (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

SECTION 1.06 Notice to Holders; Waiver.

Where this Indenture provides for notice of any event (1) to Holders of Registered Securities by the Issuer, the Guarantors, or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (2) such notice shall be sufficiently given to Holders if published at least twice in an Authorized Newspaper or Newspapers in the City of New York, the first publication to be not later than two business days prior to the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of

Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be directed by the Issuer shall be deemed to be sufficient giving of such notice for every purpose hereunder.

In the event of suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impracticable to give notice by publication, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08 Successors and Assigns.

All covenants and agreements in this Indenture by each of the Issuer and the Guarantors shall bind its successors and assigns and inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 1.09 Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar and their successors hereunder (except, in each case, the Trustee) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11 Governing Law.

This Indenture, the Guarantees and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 1.12 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.13 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed the Issuer as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to any Securities, the Guarantee or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), or, subject to Section 5.07, by any Holder of Securities or Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Issuer and written notice of said service to the Company (mailed or delivered to its General Counsel in the manner specified in Section 1.05 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Issuer in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Issuer and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Guarantees and the Securities, to the extent permitted by law.

SECTION 1.14 Conversion of Currency.

The Issuer and the Guarantors covenant and agree that the following provisions shall apply to conversion of Currency in the case of the Securities, the Guarantees and this Indenture to the fullest extent permitted by applicable law:

(a) (i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due under the Securities of any series or this Indenture in any other currency (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the Guarantor, as the case may be, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b) In the event of the winding-up of the Issuer or a Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain unpaid or outstanding, the Issuer or a Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b) the final date for the filing of proofs of claim in the winding-up of the Issuer or a Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or a Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Issuer or the applicable Guarantor, as the case may be, from its other obligations under the Securities, the Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Issuer and the applicable Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of such Issuer or Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer, the applicable Guarantor or the applicable liquidator. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean (i) in the case that either the Required Currency or the Judgment Currency is the Canadian dollar, the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) or (ii) in all other cases, the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the relevant date and in each case includes any premiums and costs of exchange payable.

SECTION 1.15 Currency Equivalent.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the Currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency (i) at the Bank of Canada noon rate as reported by Reuters Telerate successor page 3194 as reported by Bloomberg L.P. (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) on the date of determination or (ii) if the Bank of Canada noon rate is not available, in accordance with normal banking procedures in The City of New York on the date of determination.

SECTION 1.16 No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Issuer or a Guarantor shall not have any liability for any obligations of such Issuer or Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 1.17 Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 1.18 Conflict with Trust Indenture Act.

If and to the extent that any provision hereof limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 1.19 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or third party computer (software and hardware) services; it being understood that the Trustee, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.20 No Joint Venture.

Nothing contained in this Indenture (i) shall constitute the parties hereto as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

SECTION 1.21 Rules of Construction.

Unless the context otherwise requires, (a) words in the singular include the plural, and words in the plural include the singular and (b) “including” means, where not already so indicated, “including without limitation.” Unless otherwise stated in this Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” “Herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or other subdivision. Unless otherwise specified, references in this Indenture to any Article, Section or Exhibit are references to such Article or Section of, or Exhibit to, this Indenture, and references in any Article, Section, Exhibit or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Exhibit or definition. All references in this Indenture to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

SECTION 1.22 No Security Interest Created.

Unless expressly provided for in a supplement to this Indenture entered into pursuant to the terms of this Indenture, nothing in this Indenture or in the Securities shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Issuer or the Guarantors is or may be located.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01 Forms Generally.

The Registered Securities of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution of the Issuer or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Guarantors or the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or as may, consistently herewith, be determined by the Issuer. If the form of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.03 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article Two.

The definitive Securities and Guarantee shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. A Security (including the Guarantee endorsed thereon) may be in any form established by or pursuant to authority granted by one or more Board Resolutions and set forth in an Officers’ Certificate or supplemental indenture pursuant to Section 3.01.

Securities offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent Registered Securities in global form (the “Restricted Global Securities”) registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities initially offered and sold in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more temporary Global Securities (the “Regulation S Temporary Global Securities”), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Restricted Global Security).

Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Security will be exchanged for beneficial interests in permanent Global Securities (the “Regulation S Permanent Global Securities” and, together with the Regulation S Temporary Global Securities, the “Regulation S Global Securities”; and the Regulation S Global Securities together with the Restricted Global Securities, the “Global Securities”) of the same series, pursuant to the Applicable Procedures. Simultaneously with the authentication of each Regulation S Permanent Global Security, the Trustee will cancel the Regulation S Temporary Global Security of the same series. The aggregate principal amount of each Regulation S Temporary Global Security and Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.02 Form of Trustee’s Certificate of Authentication.

Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By
Authorized Officer

SECTION 2.03 Securities Issuable in Global Form.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (10) of Section 3.01, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 3.03. Subject to the provisions of Section 3.03, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. If an Issuer Order pursuant to Section 3.03 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee, as applicable, the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Issuer, the Guarantors, the Trustee, and any agent of the Issuer, the Guarantors, or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security the Holder of such permanent global Security.

SECTION 2.04 Guarantee by Guarantors; Form of Guarantee.

Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee on behalf of each such Holder, to be unconditionally and irrevocably bound by the terms and provisions of the Guarantee set forth in Article Fifteen and authorizes the Trustee to confirm such Guarantee to the Holder of each such Security by its delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee.

ARTICLE THREE

THE SECURITIES

SECTION 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions of the Issuer or pursuant to authority granted by one or more Board Resolutions of the Issuer and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1) [reserved];

(2) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(3) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.05, 3.06, 9.06 or 11.07 and, in the event that no limit upon the aggregate principal amount of the Securities of that series is specified, the Issuer shall have the right, subject to any terms, conditions or other provisions specified pursuant to this Section 3.01 with respect to the Securities of such series, to re-open such series for the issuance of additional Securities of such series from time to time;

(4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(6) the place or places, if any, other than the Corporate Trust Office, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 1.05, the place or places where notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served; and the extent to which, or the manner in which, any interest payment or Additional Amounts due on a global Security of that series on an Interest Payment Date will be paid (if different than for other Securities of such series);

(7) the period or periods within which, the price or prices at which, the Currency (if other than Dollars) in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(8) the obligation, if any, of the Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency (if other than Dollars) in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9) the applicability, if any, of the special mandatory redemption provision set forth in Section 11.09 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Section 11.09 that shall be applicable to the Securities of the series;

(10) if other than denominations of $2,000 and integral multiple of $1,000 in excess thereof, the denomination or denominations in which any Registered Securities of the series shall be issuable;

(11) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(12) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(13) if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(14) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(15) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(16) the designation of the initial Exchange Rate Agent, if any;

(17) the applicability, if any, of Sections 14.02 and/or 14.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(18) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(19) any deletions from, modifications of or additions to the Events of Default or covenants of the Guarantors or the Issuer with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(20) whether beneficial owners of interests in any global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, and if Securities of the series are to be issuable in global form, the identity of any initial depositary therefor if other than The Depository Trust Company;

(21) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(22) if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(23) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(24) any deletions from, modifications of or additions to Section 10.05 or 11.08 with respect to the Securities of such series, or a statement to the effect that either or both of Section 10.05 or 11.08 shall not be applicable with respect to the Securities of such series;

(25) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person, the terms and conditions upon which such Securities will be so convertible or exchangeable;

(26) whether Securities of the series are to be issuable as Restricted Global Securities, Regulation S Global Securities or both, or issued without a Private Placement Legend because such Securities are initially issued pursuant to an effective registration statement under the Securities Act, or otherwise, and the obligation, if any, of the Issuer to issue Exchange Securities in exchange therefor pursuant to any registration rights agreement, and any other related terms; and

(27) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act but which need not be consistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination, and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 3.02 Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by the chairman of the Board, its chief executive officer, the president or a vice president together with any one of the secretary, an assistant secretary, the treasurer or an assistant treasurer of the Issuer (or of the Issuer General Partner). The signature of any of these officers on the Securities may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Exchange Securities to be issued in exchange for any series of Restricted Global Securities and Regulation S Global Securities, executed by the Issuer and endorsed by the Guarantors to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, executed by the Issuer and endorsed by the Guarantors to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion or Opinions of Counsel of the Issuer and the Guarantors stating:

(a) that the form or forms of such Securities and the Guarantee have been established in conformity with the provisions of this Indenture;

(b) that the terms of such Securities and the Guarantee have been established in conformity with the provisions of this Indenture;

(c) that such Securities and the Guarantee, when completed by appropriate insertions and executed and delivered by the Issuer and the Guarantors to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer and the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Issuer and the Guarantors, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

(d) that all laws and requirements in respect of the execution and delivery by the Issuer of such Securities and of the supplemental indentures, if any, and by the Guarantors of the Guarantee and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture;

(e) that each of the Issuer and the Guarantors has the power to issue such Securities and Guarantee, respectively, and has duly taken all necessary action with respect to such issuance; and

(f) that the issuance of such Securities and Guarantee will not contravene the articles of incorporation or by-laws of the Issuer or the Guarantors, or result in any violation of any of the terms or provisions of any law or regulation applicable to the Issuer or the Guarantors.

Notwithstanding the provisions of Section 3.01 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Issuer Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled, together with the Guarantee endorsed thereon to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04 Reserved.

SECTION 3.05 Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office a register for each series of Securities issued by the Issuer (the registers maintained in the Corporate Trust Office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. Upon three Business Days’ prior written request, the Security Register shall be open during normal business hours to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. The Issuer shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided, however, that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Registered Securities shall have been appointed by the Issuer and shall have accepted such appointment by the Issuer. There shall be only one Security Register for each series of Securities.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more replacement Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor and evidencing the same indebtedness and having endorsed thereon a Guarantee executed by the Guarantors.

At the option of the Holder, Registered Securities of any series may be exchanged for other replacement Registered Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor and evidencing the same indebtedness, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Registered Securities, and having endorsed thereon a Guarantee executed by the Guarantors, which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph and the two following paragraphs. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Issuer shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Issuer and having a Guarantee executed by the Guarantors endorsed thereon. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Depositary for such permanent global Security to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor and evidencing the same indebtedness as the portion of such permanent global Security to be exchanged which shall be in the form of Registered Securities. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then (in the case of clause (i)) interest or (in the case of clause (ii)) Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person who was the Holder of such permanent global Security at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be.

If at any time the Depositary for Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for Securities of such series or if at any time the Depositary for global Securities for such series shall no longer be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, the Issuer shall appoint a successor depositary with respect to the Securities for such series. If a successor to the Depositary for

Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations and with the duly executed Guarantee duly endorsed thereon, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series and evidencing the same indebtedness in exchange for such global Security or Securities. The provisions of the last sentence of the immediately preceding paragraph shall be applicable to any exchange pursuant to this paragraph.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations and with the duly executed Guarantee duly endorsed thereon, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series and evidencing the same indebtedness in exchange for such global Security or Securities. The provisions of the last sentence of the second preceding paragraph shall be applicable to any exchange pursuant to this paragraph.

Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

All Securities and Guarantees issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and the Guarantee surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer or Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 9.06 or 11.07 not involving any transfer.

Neither the Issuer nor the Security Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.03 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated but fully identifiable Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and having endorsed thereon a Guarantee executed by the Guarantors and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction (including but not limited to mutilation causing the Security to not be fully identifiable), loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and the Guarantors and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Security, a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and having endorsed thereon a Guarantee executed by the Guarantors and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security of any series and the Guarantee endorsed thereon issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute a contractual obligation of the Issuer and the Guarantors, respectively, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to Section 3.01 of this Indenture with respect to particular securities or generally, are exclusive and shall preclude

(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07 Payment of Principal and Interest; Interest Rights Preserved.

(a) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest, if any, on any Registered Security may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.09, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account maintained by the Person entitled to such payment as specified in the Security Register. Principal paid in relation to any Security at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to any office or agency referred to in this Section 3.07(a).

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(2) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of the Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 1.06, not less than 10 days prior to such Special Record

Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(3) The Issuer may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Registered Security of any series that is convertible, which Registered Security is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted, interest whose due date or Interest Payment Date is after the date of conversion of such Registered Security shall not be payable.

SECTION 3.08 Reserved.

SECTION 3.09 Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Issuer, the Guarantors, the Trustee, the Security Registrar, the Paying Agent and any agent of any of the foregoing may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest, if any, on such Security and for all other purposes whatsoever (other than the payment of Additional Amounts, if any), whether or not such Security be overdue, and none of the Issuer, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any agent of any of the foregoing shall be affected by notice to the contrary.

None of the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Issuer, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 3.10 Cancellation.

Unless otherwise specified pursuant to Section 3.01, all Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or any Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal shall be delivered to the Issuer upon the Issuer’s written request unless by Issuer Order the Issuer shall direct that cancelled Securities be returned to it.

SECTION 3.11 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

SECTION 3.12 Currency and Manner of Payments in Respect of Securities.

(a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security of such series will be made in the Currency in which such Registered Security, as the case may be, is denominated or stated to be payable. The provisions of this Section 3.12 may be modified or superseded with respect to any Securities pursuant to Section 3.01.

(b) It may be provided pursuant to Section 3.01 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 3.01, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Issuer has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Issuer or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 3.12(a). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c) Unless otherwise specified pursuant to Section 3.01, if the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then, unless otherwise specified pursuant to Section 3.01, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Issuer a written notice specifying, in the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.01, on the second Business Day preceding such payment date the Issuer will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 3.01, the Dollar or

Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Issuer on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 3.01, the Dollar amount to be paid by the Issuer to the Trustee and by the Trustee or any other Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e) Unless otherwise specified pursuant to Section 3.01, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h) For purposes of this Section 3.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the

Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Registered Securities as specified pursuant to clause (15) of Section 3.01 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Issuer and the Trustee of any such decision or determination.

In the event that the Issuer determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Issuer will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter transmit such notice in the manner provided for in Section 1.06 to the affected Holders) specifying the Conversion Date. In the event the Issuer so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Issuer will immediately transmit such written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter transmit such notice in the manner provided for in Section 1.06 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Issuer determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Issuer will similarly give written notice thereof to the Trustee and the Exchange Rate Agent.

The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Issuer and the Exchange Rate Agent pursuant to this Section 3.12 with no liability for relying thereon and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Issuer or the Exchange Rate Agent.

For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an Act which requires that a specified percentage of the Outstanding Securities of all series perform such Act and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal (and premium, if any) and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in Dollars based upon the Market Exchange Rate for Securities of such series, as of the date for determining whether the Holders entitled to perform such Act have performed it, or as of the date of such decision or determination by the Trustee, as the case may be.

SECTION 3.13 Appointment and Resignation of Successor Exchange Rate Agent.

(a) Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Issuer will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.01 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3.12.

(b) The Issuer shall have the right to remove and replace from time to time the Exchange Rate Agent for any series of Securities. No resignation or removal of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Issuer and the Trustee.

(c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.01, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Issuer on the same date and that are initially denominated and/or payable in the same Currency).

SECTION 3.14 Certain Transfers and Exchanges.

Subject to Section 3.01, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.14 shall be made only in accordance with this Section 3.14.

(a) If, at any time, whether prior to or after the expiration of the holding period with respect to the Securities set forth in Rule 144(d) under the Securities Act, an owner of a beneficial interest in a Restricted Global Security deposited with the Trustee, as custodian for the Depositary, wishes to transfer its interest in such Restricted Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security as provided in this Section 3.14(a). Upon receipt by the Trustee of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the applicable Restricted Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Clearstream account (if applicable) to be credited with such increase and (3) a certificate substantially in the form of Exhibit B-1 hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Restricted Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Security by the principal amount of the beneficial interest in the Restricted Global Security to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the aggregate principal amount of the applicable Restricted Global Security, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Security that is being exchanged or transferred.

(b) If, at any time prior to the expiration of one year from the date of the acquisition of the Securities from the Issuer, or from an Affiliate of the Issuer, an owner of a beneficial interest in a Regulation S Global Security deposited with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security, as provided in this Section 3.14(b). Upon receipt by the Trustee of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee, as Security Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the beneficial interest in the Regulation S Global Security to be exchanged; (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase; and (3) a certificate substantially in the form of Exhibit B-2 hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Security by the principal amount of the beneficial interest in the Regulation S Global Security to be exchanged, and the Trustee, as Security Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Security equal to the reduction in the aggregate principal amount of such Regulations S Global Security and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Security that is being transferred.

(c) If the holder of a beneficial interest in a Regulation S Global Security wishes, at any time after the expiration of one year from the date of the acquisition of the Securities from the Issuer, or from an Affiliate of the Issuer, to (A) transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or (B) to exchange such interest for a beneficial interest in the Restricted Global Security, such transfer or exchange may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.14(c). Upon receipt by the Trustee of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be so transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such beneficial interest and (3) a certificate substantially in the form of Exhibit B-3 hereto given by the holder of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Security by the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred or exchanged, and the Trustee, as Security Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Security equal to the reduction in the aggregate principal amount of such Regulations S Global Security and to debit or cause to be debited from the account of the Person making such transfer or exchange the beneficial interest in the Regulation S Global Security that is being transferred or exchanged.

(d) Beneficial interests in a Restricted Global Security may be transferred to a Person who takes delivery in the form of an interest in such Restricted Global Security without any written certification from the transferor or the transferee, but the transferee will be deemed to make the representations set forth in Exhibit B-2 or Exhibit B-3, as applicable.

(e) Beneficial interests in a Regulation S Global Security may be transferred to a Person who takes delivery in the form of an interest in such Regulation S Global Security without any written certification from the transferor or the transferee; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation

S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor (as defined in Regulation S under the Securities Act)).

(f) The following legends (the “Private Placement Legend”) shall appear on the face of all Global Securities and definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Each Global Security and each definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE INDENTURE

AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii) Regulation S Temporary Global Security Legend. Each Regulation S Temporary Global Security shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

(g) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend, and agrees that it will transfer such Security only as provided in this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request cease to be of further effect with respect to any series of Securities issued by the Issuer specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, and the rights of Holders of Outstanding Securities to receive, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due and except as provided in the last paragraph of this Section 4.01) and the Trustee, at the expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (ii) Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.06, and (iii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Issuer or the Guarantors has paid or caused to be paid all other sums payable hereunder by the Issuer or the Guarantors, as the case may be, and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 10.05, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to any other Authenticating Agent under Section 6.12 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 1.13, 1.14, 3.05, 3.06, 10.02, 10.03 and 11.08 (and any other applicable provisions of Article Eleven) and the obligations of the Trustee under Section 4.02 shall survive such satisfaction and discharge and remain in full force and effect.

SECTION 4.02 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 5.01 Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series pursuant to Section 3.01 of this Indenture:

(1) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, upon redemption, upon acceleration or otherwise; or

(2) default in the payment of any interest on any Security of that series when such interest becomes due and payable, and the default continues for 30 days; or

(3) default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Securities of that series; or

(4) default in the performance, or breach, of any other covenant or warranty of the Issuer or the Guarantors in this Indenture or the Securities of that series (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantors by the Trustee or to the Issuer, the Guarantors and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) Indebtedness of the Issuer or the Guarantors is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds in the aggregate the greater of (i) $100,000,000 and (ii) 3% of the Company’s consolidated net assets; or

(6) the Issuer or the Guarantors pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a proceeding or makes an application seeking a Bankruptcy Order;

(ii) consents to the making of a Bankruptcy Order or the commencement of any proceeding or application seeking the making of a Bankruptcy Order against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors or files a proposal or notice of intention to make a proposal or other scheme of arrangement involving the rescheduling, reorganizing or compromise of its indebtedness;

(v) files an assignment in bankruptcy; or

(vi) consents to the filing of an assignment in bankruptcy or the appointment of or taking possession by a Custodian; or

(7) a court of competent jurisdiction in any involuntary case or proceeding makes a Bankruptcy Order against the Issuer or the Guarantors, and such Bankruptcy Order remains unstayed and in effect for 90 consecutive days; or

(8) a Custodian shall be appointed out of court with respect to the Issuer or the Guarantors, or with respect to all or any substantial part of the property of the Issuer or the Guarantors and such appointment shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days, or any encumbrancer shall take possession of all or any substantial part of the property of the Issuer or the Guarantors and such possession shall not have reverted to the Issuer or the Guarantors, as applicable, within 90 days; or

(9) a Guarantee by a Guarantor of the Securities of such series ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under such Guarantee; or

(10) any other Event of Default provided with respect to Securities of that series.

“Bankruptcy Law” means Title 11, U.S. Code, the Federal Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), or any similar U.S., Canadian provincial law or state law, in each case, as amended, or any similar foreign law for the relief from, or otherwise affecting, creditors. “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, monitor, custodian or similar official or agent or any other Person with like powers. “Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or compromise of indebtedness or other relief of a debtor.

SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (6), (7) or (8) of Section 5.01) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series), premium, if any, of all of the Outstanding Securities of that series and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors (and to the Trustee if given by Holders or other act on the part of the Trustee or any Holder), and upon any such declaration such principal amount (or specified portion thereof), premium, if any, and any accrued but unpaid interest thereon shall become immediately due and payable. If an Event of Default described in clause (6), (7) or (8) of Section 5.01 occurs, then the principal amount (or, if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Outstanding Securities, premium, if any, and any accrued but unpaid interest thereon shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to Securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of such one or more series (voting as a single class), by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer has or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)),

(A) all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be),

(B) all unpaid principal of (and premium, if any, on) all Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C) to the extent lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of, premium, if any, or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(1) default is made in the payment of any installment of interest on any Security issued by the Issuer when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security issued by the Issuer at the Maturity thereof,

then the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and to the extent lawful on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Guarantors or the property of the Issuer, or the Guarantors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantors for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities or the Guarantee and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities or the Guarantee or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or the Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, as well as its agent and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 5.07 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or the Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of all series affected by such Event of Default (determined as provided in Section 5.02 and, if more than one series of Securities, as one class), shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of all series affected by such Event of Default (determined as provided in Section 5.02 and, if more than one series of Securities, as one class);

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Outstanding Securities of such affected series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Outstanding Securities of such affected series. For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 5.01 with respect to the Securities of any series shall, for purposes of this Section 5.07, be deemed to affect only such series of Securities.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including Article Fourteen) and in such Security (and the Guarantee endorsed thereon) of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12 Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by an Event of Default (determined as provided in Section 5.02 and, if more than one series of Securities, as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities of such affected series, the Guarantee in respect thereof, provided in each case

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might expose the Trustee to personal liability or be unduly prejudicial to the Holders of Outstanding Securities of such affected series not joining therein.

For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 5.01 with respect to the Securities of any series shall, for purposes of this Section 5.12, be deemed to affect only such series of Securities.

SECTION 5.13 Waiver of Past Defaults.

Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and be continuing (as one class if more than one series) may on behalf of the Holders of all the Outstanding Securities of such affected series waive any such past Default, and its consequences, except a Default

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security, or

(2) in respect of a covenant or provision which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series.

Upon any such waiver, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 5.01 with respect to the Securities of any series shall, for purposes of this Section 5.13, be deemed to affect only such series of Securities.

SECTION 5.14 Waiver of Stay or Extension Laws.

The Issuer and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, to any suit instituted by the Guarantors, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security (or under the Guarantee) on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX

THE TRUSTEE

SECTION 6.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to the Securities of any series, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(b) In case an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Notwithstanding the foregoing, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02 Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any Default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 6.03 Certain Rights of Trustee

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor, personally or by agent or attorney;

(7) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian or attorney appointed with due care by it hereunder;

(9) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(11) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee, shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default or Event of Default;

(12) the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty; and

(13) when acting in the capacity of the Security Registrar, Authenticating Agent or the Paying Agent hereunder, the rights, protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to it in such capacities as if they were set forth herein as such.

In light of Federal law requiring all financial institutions to obtain, verify, and record information that identifies each person who opens an account, when any account is opened, the Trustee will ask for information that will allow the Trustee to identify relevant parties in order to comply with such laws. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Trustee.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 6.04 Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 6.05 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06 Money Held in Trust.

Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07 Compensation and Reimbursement.

Each of the Issuer and the Guarantors agree, jointly and severally:

(1) to pay to the Trustee from time to time such reasonable compensation as the Issuer and the Trustee shall from time to time agree in writing, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold each harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuer under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuer and the Trustee shall each have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), (7) or (8), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 6.08 Corporate Trustee Required; Eligibility; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the TIA. There shall be at all times a Trustee hereunder which shall in the case of the Trustee, be eligible to act as Trustee under TIA Section 310(a)(1) and shall in the case both of the Trustee, have a combined capital and surplus (together with that of its parent, if applicable) of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.09 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee, in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series and a successor Trustee appointed by the Issuer or by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer in the case of an Act of the Holders. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after removal, the removed Trustee may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(2) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(4) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, as with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees, with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.10 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein the successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Guarantors or any successor Trustee or, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 1.01 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business.

Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate and deliver such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee or the Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12 Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, Trustee shall be an Authentication Agent and the Trustee may appoint one or more additional Authenticating Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the certificate of authentication of the Trustee, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By
as Authenticating Agent

By
Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARANTORS

SECTION 7.01 Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors, the Trustee and the Security Registrar that none of the Issuer, the Guarantors, the Trustee or the Security Registrar, or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that none of the Trustee or the Security Registrar shall be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 7.02 Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit a brief report by mail to the Holders of Securities, in accordance with and solely to the extent required by Section 313 of the TIA.

(b) A copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which Securities of any series are listed.

SECTION 7.03 Reports by the Company.

(a) The Company covenants and agrees to provide to the Trustee:

(i) within 140 days after the end of the fiscal year, the information required to be contained in reports on Form 40-F or Form 20-F, as applicable, or any successor form, provided, however, that neither management’s report on internal control over financial reporting required by Section 13a-15(c) of the Exchange Act nor the annual disclosure of changes in internal control over financial reporting required by Section 13a-15(d) of the

Exchange Act for foreign private issuers (which, for the avoidance of doubt, shall include the associated certifications of the principal executive and financial officers required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) shall be required to be included until the Company’s second annual report on Form 40-F or Form 20-F, as applicable, filed with the Commission; and

(ii) within 65 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form), containing the information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Nova Scotia, including applicable securities laws and the rules of the Toronto Stock Exchange or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities listed on such exchange.

(b) For the avoidance of doubt, none of the above reporting requirements shall be construed to require such statements or reports that would not otherwise be required to be filed by foreign private issuers subject to the Multi-Jurisdictional Disclosure System. Each such report, to the extent permitted by the rules and regulations of the Commission, will be prepared in accordance with Canadian disclosure requirements, provided, however, that the Company shall not be obligated to file such reports with the Commission if the Commission does not permit such filings.

(c) Nothing herein shall be construed to require the registered public accounting firm that prepares or issues the audit report for the Company to attest to, and report on, the assessment made by the management of the Company pursuant to the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, unless otherwise required by the Exchange Act.

(d) For so long as any Securities of any series remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and the Guarantors will, at any time when they are not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting under Rule 12g3-2(b), upon the request of a Holder of such Securities, promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder, or to a prospective purchaser of such Security designed by such Holder, in order to permit compliance with Rule 144A under the Securities Act.

SECTION 7.04 The Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board

Resolution, Officers’ Certificate or indenture supplemental hereto authorizing such series, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished. If the Trustee shall no longer be the Security Registrar, the Trustee and the Trustee shall be entitled to rely on the most recent such list provided or available to it without liability therefor.

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01 Issuer and Guarantors May Amalgamate or Consolidate, etc., Only on Certain Terms.

Neither the Issuer nor the Guarantors shall amalgamate or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets or properties to any other Person, unless:

(1) in a transaction in which the Issuer or EUSHI, as the case may be, does not survive or continue in existence or in which the Issuer or EUSHI, as the case may be, transfers or leases its properties and assets substantially as an entirety to any other Person, the Person formed by such amalgamation or consolidation or into which the Issuer or EUSHI, as the case may be, is merged or the Person which acquires by conveyance or transfer or otherwise, or which leases, the properties and assets of the Issuer or EUSHI, as the case may be, substantially as an entirety (A) shall be a corporation, partnership or trust organized under the laws of (i) Canada or any province or territory of Canada, (ii) the United States of America, any state thereof or the District of Columbia, (iii) Bermuda, (iv) or The Cayman Islands; provided, however, that if such successor entity is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, the successor entity shall, pursuant to the supplemental indenture referred to in clause (2) below, expressly become obligated to pay Additional Amounts, substituting the name of such successor jurisdiction (if other than Canada) in each place that Canada appears in Section 10.05 of this Indenture and adding references to the provinces, territories, states or other applicable political subdivisions of such successor jurisdiction (if other than Canada) in addition to references to the provinces and territories of Canada appearing in Section 10.05 of this Indenture;

(2) Such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Issuer or the Guarantors in respect of the applicable series of Securities and, in the case of a Guarantor, its Guarantee and the performance and observance of every covenant of the Indenture to be performed or observed by the Issuer or a Guarantor, as the case may be;

(3) immediately after giving effect to such transaction, no Event of Default or event that after notice or passage of time or both would be an Event of Default shall have occurred and be continuing; and

(4) the Issuer, the Guarantors or such Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

In the event that the Company shall enter into any amalgamation, consolidation, merger, conveyance, transfer or lease of the nature contemplated by the first paragraph of this Section 8.01, then the supplemental indenture contemplated by clause (2) of such paragraph shall be entered into by the Company in its capacity as a Guarantor.

SECTION 8.02 Successor Person Substituted.

Upon any consolidation or amalgamation by the Issuer or a Guarantor with or merger by the Issuer or a Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Guarantor substantially as an entirety to any other Person in accordance with Section 8.01, the successor Person formed by such consolidation or amalgamation or into which the Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or Guarantor, as the case may be, herein, and in the event of any such transaction, the Issuer or Guarantor (which term shall for this purpose mean the applicable Person named as the “Guarantor” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in this Section 8.02), as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities, and the Guarantee, as the case may be, and may be dissolved and liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, each of the Issuer and the Guarantors, when authorized by or pursuant to a Board Resolution, the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of such series any property or assets;

(ii) to evidence the succession of another Person to the Issuer or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or any Guarantor pursuant to Section 8.01 or 8.02;

(iii) to add to the covenants of the Issuer or the Guarantors such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantors and the Trustee shall consider to be for the protection of the Holders of Securities of such series, to surrender any right or power herein conferred upon the Issuer or the Guarantors, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default with respect to such series of Securities permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(iv) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer or the Guarantors deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities of such series;

(v) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities of such series;

(vi) to provide for the issuance of Exchange Securities of such series and related Guarantees or additional Securities and related Guarantees in accordance with this Indenture;

(vii) to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of this Indenture under the Trust Indenture Act;

(viii) to secure any or all of the Securities of any series pursuant to the requirements of Section 10.09 or otherwise;

(ix) to effect any provision of this Indenture;

(x) to establish the form or terms of securities of any series and related Guarantee as permitted by Sections 2.01 and 3.01;

(xi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(xii) to make any other change that does not adversely affect the rights of any Holder.

Upon the request of the Issuer and the Guarantors and upon receipt by the Trustee of the documents described in Section 9.02, the Trustee shall join with the Issuer and the Guarantors in the execution of any supplemental indenture entered into effect any such amendment, supplement or waiver.

SECTION 9.02 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of all series affected by such supplemental indenture (voting as a single class), by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer and the Guarantors, when authorized by or pursuant to a Board Resolution, the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby,

(1) extend the Stated Maturity of the principal of any of the Securities of such series;

(2) reduce the principal amount of any of the Securities of such series;

(3) reduce the rate or extend the time of payment of interest, including default interest, on any of the Securities of such series;

(4) reduce any amount payable on redemption of any of the Securities of such series;

(5) change the currency in which the principal of or premium, if any, or interest on any of the Securities of such series is payable;

(6) impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Security of such series pursuant to Sections 5.08 and 5.10, except as limited by Section 5.07;

(7) make any change in the percentage of principal amount of the Securities of such series necessary to waive compliance with or to modify certain provisions of this Indenture pursuant to Section 5.13 or 5.08 or this clause of this Section 9.02; or

(8) waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities of such series.

Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03 Execution of Supplemental Indentures; Effect of Supplemental Indentures.

(a) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(b) Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.04 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.05 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall bear a notation as to any matter provided for in such supplemental indenture. If the Issuer or the Guarantors shall so determine, new Securities of any series and the Guarantees endorsed thereon so modified as to conform, in the opinion of the Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by the Issuer and the Guarantors and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 9.06 Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 10.01 Payment of Principal, Premium, if any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 10.02 Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Company, in its capacity as a Guarantor, will maintain an office or agency in The City of New York where notices and demands to or upon the Guarantors in respect of the Securities of that series and this Indenture may be served.

The Issuer and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer or the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and each of the Issuer and the Guarantors hereby appoints the same as its agents to receive such respective presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 3.01 with respect to a series of Securities, the Issuer hereby designates as a Place of Payment for each series of Securities the office or agency of the Trustee in the State of New York, City of New York, Borough of Brooklyn, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such cities and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 10.03 Money for Securities Payments to Be Held in Trust.

If either the Issuer or a Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as may otherwise be specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal of (or premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York Time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment.

The Issuer will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any other Paying Agent, or then held by the Issuer or the Guarantors, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer or the Guarantors, or (if then held by the Issuer or Guarantors) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantors, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and at the expense of the Issuer cause to be published once, in an Authorized Newspaper, or cause to be mailed to such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer or Guarantor, as the case may be.

SECTION 10.04 Statement as to Compliance.

The Issuer and the Guarantors will deliver to the Trustee, within 120 days after the end of each fiscal year (which as of the date hereof ends on the 31st day of December), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s or Guarantor’s compliance with all conditions and covenants under this Indenture and as to any default in such performance. For purposes of this Section 10.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 10.05 Additional Amounts.

Unless otherwise specified pursuant to Section 3.01 with respect to the Securities of any series, all payments made by or on behalf of the Issuer under or with respect to the Securities or the Guarantors under or with respect to the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the Issuer or any Guarantor, as the case may be, is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof.

If the Issuer or the Guarantors, as the case may be, are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities or the Guarantee, the Issuer or the Guarantors, as the case may be, will pay to each Holder of such Securities as additional interest such additional amounts (“Additional

Amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian Taxes had not been withheld or deducted, except as described in this Section 10.05. However, no Additional Amounts will be payable with respect to a payment made to a recipient or beneficial owner of such payment:

(1) with which the Issuer, the Issuer General Partner or the Guarantors, as the case may be, do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) which is liable to such Canadian Taxes by reason of the recipient or beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder;

(3) which is subject to such Canadian Taxes by reason of the failure of the recipient or beneficial owner to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(4) which is subject to such Canadian Taxes by reason of the legal nature of the recipient or beneficial owner disentitling such recipient or beneficial owner to the benefit of an applicable treaty if and to the extent that the application of such treaty would have resulted in the reduction or elimination of any Canadian Taxes as to which Additional Amounts would have otherwise been payable to a Holder on behalf of such beneficial owner;

(5) which failed to duly and timely comply with a timely request by the Issuer or Guarantors, as the case may be, to provide information, documents, certification or other evidence concerning such recipient or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Canadian Taxes as to which Additional Amounts would have otherwise been payable to a recipient or beneficial owner but for this clause; or

(6) which is a fiduciary, limited liability company, partnership or any person other than the sole beneficial owner, to the extent that, any beneficiary or settlor of such fiduciary, any member of such limited liability company, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, member or partner or beneficial owner had been the recipient of such payment; or

(7) which is subject to such Canadian Taxes by reason of any combination of the above.

In addition, no Additional Amounts will be payable on account of:

(1) any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or Guarantors or a paying agent from the payment;

(2) any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(3) any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(4) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on the Securities of any Series, if such payment can be made without such withholding by at least one other paying agent;

(5) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(6) any tax, assessment or other governmental charge imposed under any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986; or

(7) any combination of any of the foregoing exceptions.

The Issuer will also:

(i) make such withholding or deduction; and

(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Issuer will furnish to the Holders of the affected series of Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Issuer.

In the event the Issuer fails to remit any Canadian Taxes in respect of which Additional Amounts are payable, the Issuer will indemnify and hold harmless each Holder of the affected series of Securities (other than, for certainty, a recipient or beneficial owner not entitled to receive Additional Amounts) and upon written request reimburse each such Holder for the amount, excluding any payment of Additional Amounts by the Issuer, of:

(1) any Canadian Taxes levied or imposed and paid by such Holder as a result of payments made under or with respect to the affected series of Securities;

(2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(3) any Canadian Taxes imposed with respect to any reimbursement under clause (1) or (2) in this paragraph, but excluding any such Canadian Taxes on such Holder’s net income.

At least five (5) days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantors, as the case may be, will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts (upon receipt by the Trustee from the Issuer or Guarantors, as the case may be, of such Additional Amounts) to Holders on the date on which such payment is due and payable.

Wherever in this Indenture, the Securities or the Guarantee there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to a Security or Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The provisions of this Section 10.05 shall survive any termination, defeasance, covenant defeasance or discharge of this Indenture or of any Securities and the repayment, redemption or other retirement of the Securities.

SECTION 10.06 Reserved.

SECTION 10.07 Reserved.

SECTION 10.08 Company Existence.

Subject to Article Eight, the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate or other) and the rights (charter and statutory) and franchises of the Issuer or the Guarantors, as the case may be; provided, however, that such Issuer or Guarantor, as the case may be, shall not be required to preserve any such right or franchise if such Issuer or Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer or Guarantor and its Subsidiaries as a whole, as the case may be.

SECTION 10.09 Limitation on Liens.

So long as the Securities remain Outstanding, neither the Issuer nor the Guarantors will create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, charge, lien, pledge or security interest (together, “liens”) in any shares of the capital stock or other equity interests of any subsidiary now or hereafter directly owned by the Issuer or the Guarantors, or otherwise encumber any assets owned directly by the Issuer or the Guarantors unless at the same time all the Securities then outstanding shall be secured equally and ratably with such indebtedness until such time as such indebtedness is no longer secured by such lien; provided that this covenant will not apply to each of the following:

(i) Purchase Money Mortgages and Capital Lease Obligations;

(ii) liens securing Non-Recourse Debt;

(iii) liens on property of an entity existing at the time such entity is merged into or consolidated with the Issuer or the Guarantors or incurred within 180 days of the time of merger or consolidation thereof or at the time of a sale, lease or other disposition to the Issuer or the Guarantors of the properties of an entity, provided that such liens on property were not created in anticipation of the merger, consolidation, sale, lease or other disposition;

(iv) liens on any shares of the capital stock or other equity interests of any entity existing at the time such entity becomes a subsidiary of the Issuer or any Guarantor;

(v) liens in favor of the Issuer, the Guarantors or any of their respective subsidiaries;

(vi) liens existing at the date of issuance of the Securities;

(vii) (A) liens for taxes and assessments not overdue and securing workmen’s compensation assessments, unemployment insurance or other social security obligations;

(B) liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Issuer or the Guarantors in good faith;

(C) liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(D) deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, or to secure surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, laborers’, materialmen’s, warehousemen’s, carriers’ and other similar liens;

(E) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, which affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof;

(F) undetermined or inchoate liens and charges incidental to the current operations of the Issuer or the Guarantors, as the case may be, which have not at the time been filed against the Issuer or the Guarantors, as the case may be, provided, however, that if any such lien or charge shall have been filed, the Issuer or the Guarantors, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such lien or charge;

(G) any mortgage, charge, lien, security interest or encumbrance the validity of which is being contested at the time by the Issuer or the Guarantors in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full;

(H) liens and privileges arising out of judgments or awards with respect to which the Issuer or the Guarantors shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(I) liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such person in ordinary course of business;

(J) liens created by us under or in connection with or arising out of a currency, interest rate or commodity agreement or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity or natural gas distribution industry, including a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of currency, interest rate or commodity agreements; or

(K) any other liens of a nature similar to the foregoing which do not materially impair the use of the property subject thereto or the operation of the business of the Issuer or the Guarantors or the value of such property for the purpose of such business;

(viii) liens on property of the Issuer or the Guarantors which, in aggregate, do not exceed fifteen percent (15%) of consolidated net assets of the Company and its consolidated subsidiaries;

(ix) liens incurred in connection with development, pollution control, industrial revenue or similar financings; and

(x) any refinancing, extensions, renewal, alteration, substitution or replacement (or successive refinancings, extensions, renewals, alterations, substitutions or replacements), in whole or in part, of any lien or similar interest referred to in the foregoing clauses (i) through (ix), provided the refinancing, extension, renewal, alteration, substitution or replacement of such lien or similar interest is limited to all or any part of the same property that secured the lien or similar interest refinanced, extended, renewed, altered, substituted or replaced (plus improvements on such property) and the principal amount of the obligations secured thereby is not thereby increased.

SECTION 10.10 Waiver of Certain Covenants.

The Issuer and the Guarantors may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Sections 10.08 or 10.09, inclusive, or, as specified pursuant to Section 3.01(19) for Securities of such series, in any covenants added to Article Ten pursuant to Section 3.01(19) in connection with Securities of such series, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of such series, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 11.02 Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Issuer, the Issuer shall, at least 30 days prior to the Redemption Date fixed by such Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.03. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Issuer which is subject to a condition, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 11.03 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date from the Outstanding Securities of such series not previously called for redemption (i) in the case of Global Securities, by DTC, and (ii) in the case of Notes in definitive form, by the Trustee pro rata, by lot or in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.01.

The Trustee shall promptly notify the Issuer and the Guarantors in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.04 Notice of Redemption.

Except as otherwise specified as contemplated by Section 3.01, notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Notices of redemption may be conditioned upon the occurrence of one or more subsequent events specified in the notice and established in a Board Resolution and/or supplemental indenture relating to the issuance of the Securities of each series.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.06, if any,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.06 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) any condition to such redemption, and

(8) the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name of, and at the expense of the Issuer (and such notice shall be prepared by the Issuer).

SECTION 11.05 Deposit of Redemption Price.

Prior to any Redemption Date, the Issuer shall deposit or cause to be deposited with the Trustee or another Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

SECTION 11.06 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall (provided any conditions specified in such notice of redemption shall have been satisfied or waived), on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest, except to the extent provided below, and shall be void. Upon surrender of any such Security for redemption in accordance with said notice maturing after the Redemption Date, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date (provided any conditions specified in such notice of redemption shall have been satisfied or waived); provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 11.07 Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Issuer or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, each, having endorsed thereon a Guarantee executed by the Guarantors, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.08 Optional Tax Redemption.

(a) Unless otherwise specified pursuant to Section 3.01, the Issuer will have the right to redeem at any time, Securities of any series, in whole but not in part, at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if the Issuer (or its successor) determines that (i) as a result of (A) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada (or the jurisdiction of organization of the successor to the Issuer, EUSHI or the Company, as the case may be) (a “Relevant Taxing Jurisdiction”) or of any political subdivision or taxing authority thereof or therein, as applicable, or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date of the offering document for any such series of Securities (or the date a party organized in a jurisdiction other than Canada or the United States becomes a successor to the Issuer, EUSHI or the Company, as the case may be), the Issuer, EUSHI or the Company, as the case may be, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities or the Guarantees, (ii) on or after the date of the offering document for any such series of Securities (or the date a party organized in a jurisdiction other than Canada or the United States becomes a successor of the Issuer, EUSHI or the Company), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, a Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to the Issuer, EUSHI or the Company, as the case may be, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the

Issuer, EUSHI or the Company, as the case may be, of Canadian legal counsel of recognized standing, will result in the Issuer, EUSHI or the Company, as the case may be, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities and, in any such case, in business judgment of the Issuer, EUSHI or the Company, as the case may be, the Issuer, EUSHI or the Company, as the case may be, determines that such obligation cannot be avoided by the use of reasonable measures available to the Issuer, EUSHI or the Company, as the case may be, or (iii) an Interest Tax Event has occurred within 90 days of the date fixed for redemption.

(b) Notice of intention to redeem such series of Securities as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

(c) In the event that the Issuer elects to redeem the Securities of any series issued by it pursuant to this Section 11.08, it shall deliver to the Trustee, prior to the giving of the notice of redemption to Holders, an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to this Section upon which the Trustee shall be entitled to fully rely with no liability therefor.

SECTION 11.09 Special Mandatory Redemption.

If specified pursuant to Section 3.01 for a particular series of Securities, the Issuer shall be required to redeem the entire amount of the Securities of such series, at a Redemption Price specified as contemplated by Section 3.01, upon the occurrence of any event specified (or the failure of any specified event to occur).

A special mandatory redemption pursuant to this Section 11.09 shall be effected pursuant to the other provisions of this Article Eleven, except that, with respect to Section 11.04, notice will be mailed to each Holder subject to redemption no later than 10 Business Days after the condition for the special mandatory redemption has been met (or such other time as is specified pursuant to Section 3.01), and the other time periods contained in such Section shall not apply.

ARTICLE TWELVE

RESERVED

ARTICLE THIRTEEN

RESERVED

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01 Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, the provisions of this Article Fourteen shall apply to each series of Securities, and the Issuer the Guarantors may, at their option, effect defeasance of the Securities of a series under Section 14.02, or covenant defeasance of a series under Section 14.03 in accordance with the terms of such Securities and in accordance with this Article; provided, however, that, unless otherwise specified pursuant to Section 3.01 with respect to the Securities of any series, the Issuer and the Guarantors may effect defeasance or covenant defeasance only with respect to all of the Securities of such series.

SECTION 14.02 Defeasance and Discharge.

Upon the exercise by the Issuer and the Guarantors of the above option applicable to this Section with respect to any Securities of a series, the Issuer and the Guarantors shall each be deemed to have been discharged from their obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and Guarantees, respectively, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other provisions of this Indenture referred to in (A), (B), (C) and (D) below, and to have satisfied all their other obligations under such Securities and Guarantees, respectively, and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Issuer’s, the Trustee’s, and, if applicable, the Guarantors’ obligations with respect to such Securities under Sections 1.13, 1.14, 3.05, 3.06, 10.02, 10.03, 10.05 and 11.08 (and any other applicable provisions of Article Eleven), (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Issuer and the Guarantors may exercise its option under this Section 14.02 notwithstanding the prior exercise of the option under Section 14.03 with respect to such Securities and any related Guarantees.

SECTION 14.03 Covenant Defeasance.

Upon the exercise by the Issuer and the Guarantors of the above option applicable to this Section with respect to any Securities of a series, Issuer and the Guarantors shall be released from their obligations under Article Eight and Sections 10.06 through 10.09, and, if specified pursuant to Section 3.01, their obligations under any other covenant, in each case with respect to such Outstanding Securities and the related Guarantees, respectively, on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities and the related Guarantees shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and related Guarantees, the Issuer and, the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(4) or Section 5.01(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and related Guarantees shall be unaffected thereby.

SECTION 14.04 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 14.02 or Section 14.03 to any Outstanding Securities of or within a series:

(1) The Issuer has irrevocably deposited with the Trustee (or a trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of or premium, if any, or interest, if any, or any other sums due under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, and any other sums due under such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, or any other sums and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 11.02 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) In the case of an election under Section 14.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Issuer or Guarantors, as the case may be, has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3) In the case of an election under Section 14.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the beneficial owners of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4) The Guarantors are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) and the Issuer is not an “insolvent person” under the relevant legislation in the jurisdiction of the Issuer, in each case, on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(5) No Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6), (7) and (8) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(6) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(7) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.01.

(8) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with.

SECTION 14.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine (other than, with respect only to defeasance pursuant to Section 14.02, Issuer or any of its Affiliates), to the Holders of such

Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 14.04(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 3.12(d) or 3.12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14.04(1) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Issuer and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or a Guarantor, as the case may be, from time to time upon request of the Issuer or Guarantor any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 14.06 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 14.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.05; provided, however, that if Issuer makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIFTEEN

GUARANTEE OF GUARANTEED SECURITIES

SECTION 15.01 Unconditional Guarantees.

(a) Subject to this Article Fifteen, for value received, the Guarantors hereby, jointly and severally, fully, irrevocably, unconditionally and absolutely guarantee to the Holders and to the Trustee the due and punctual payment of the principal of and premium, if any, and interest on the Securities, the due and punctual payment of any Additional Amounts that may be payable with respect to the Securities and all other amounts due and payable under this Indenture and the Securities by the Issuer (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, the Securities and the Guarantees) (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, and interest and any Additional Amounts and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture. The guarantees by the Guarantors set forth in this Article Fifteen are referred to herein as the “Guarantees.” Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Issuer under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantors will be, jointly and severally, obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise), except as would otherwise be available to the Issuer. The Guarantees are intended to be general, unsecured, senior obligations of each Guarantor and to rank pari passu in right of payment with all indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Issuer, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.

Each Guarantor hereby agrees that in the event of a default in payment of the principal of or premium, if any, or interest on the Securities of any series or any Additional Amounts or any other amounts payable under this Indenture and such Securities by the Issuer, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 5.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against any Guarantor to enforce the Guarantees of such series without first proceeding against the Issuer.

(c) To the fullest extent permitted by applicable law, the obligations of a Guarantor under this Article Fifteen shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Securities contained in any of the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuer or any of its estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (iii) the assertion or exercise by the Issuer, the Guarantors or the Trustee of any rights or remedies under any of the Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Company or the Guarantors under this Indenture, (v) the extension of the time for payment by the Issuer or the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Issuer or the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Securities, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuer or any of its assets, or the disaffirmance of any of the Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Issuer or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate or comparable existence, or ownership of the Issuer or the Guarantors, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantors.

(d) Each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees or of the obligations guaranteed thereby. Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantees is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the reorganization of such Guarantor, the Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) (i) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantees thereof shall have been paid in full or discharged.

(ii) Each Guarantor and, by its acceptance of Securities of any series, each Holder of such series of Securities hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, Canadian, provincial or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of such series and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Fifteen, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, Canadian, provincial or state law. Until such time as the Securities of such series are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under applicable Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Fifteen. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to seek contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP at the time of such payment or distribution, or as otherwise agreed to between the Guarantors, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(f) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fifteen and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article Fifteen shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Securities of either series pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

(g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 15.02 Execution and Delivery of Notation of Guarantees.

To further evidence the Guarantees, each Guarantor hereby agrees that a notation of such Guarantee may be endorsed on each Security authenticated and delivered by the Trustee and that such notation shall be executed by either manual or facsimile signature of an Officer of such Guarantor. Each Guarantor hereby agrees that its Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

ARTICLE SIXTEEN

MISCELLANEOUS PROVISIONS

SECTION 16.01 Certain Provisions Concerning the Payment of Interest.

In the event that any provision of this Indenture would oblige the Issuer or any Guarantor to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Trustee or the Holders, of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or any other applicable statute), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Trustee or the Holders, or any of them, of interest at a criminal rate.

Whenever interest is calculated, pursuant to any provision of this Indenture, on the basis of a period other than a calendar year, the annual rate of interest to which such rate of interest as determined by such calculation is equivalent, for purposes of the Interest Act (Canada), is such rate as so calculated multiplied by a fraction, the numerator of which is the actual number of days in the particular calendar year in respect of which the calculation is made, and the denominator of which is the number of days used in the calculation.

SECTION 16.02 Execution in Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be their original signatures for all purposes.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

EMERA US FINANCE LP,
as Issuer

By:	EMERA US FINANCE GENERAL PARTNER INC., its general partner

	By:	/s/ Christopher G. Huskilson
		Name:	Christopher G. Huskilson
		Title:	President

	By:	/s/ Stephen D. Aftanas
		Name:	Stephen D. Aftanas
		Title:	Secretary

EMERA INCORPORATED, as Guarantor

	By:	/s/ Christopher G. Huskilson
		Name:	Christopher G. Huskilson
		Title:	President and Chief Executive Officer

	By:	/s/ Greg Blunden
		Name:	Greg Blunden
		Title:	Chief Financial Officer

EMERA US HOLDINGS INC., as Guarantor

	By:	/s/ Christopher G. Huskilson
		Name:	Christopher G. Huskilson
		Title:	President

	By:	/s/ Stephen D. Aftanas
		Name:	Stephen D. Aftanas
		Title:	Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

	By:	/s/ Paul Kim
		Name:	Paul Kim
		Title:	Asst. General Counsel

EXHIBIT A

RESERVED

A-1

EXHIBIT B

FORMS OF CERTIFICATION

B-1

EXHIBIT B-1

FORM OF CERTIFICATE TO BE DELIVERED IN

CONNECTION WITH TRANSFERS FROM RESTRICTED

GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY

[date]

AMERICAN STOCK TRANSFER &

TRUST COMPANY, LLC

[ADDRESS]

Attention:  Emera Incorporated

Re:	EMERA US FINANCE LP

(the “Issuer”) —% Senior Notes

due — (the “Securities”)

Ladies and Gentlemen:

This letter relates to $         principal amount of Securities which are evidenced by the Restricted Global Security (CUSIP No. [            ]) and held with the Depositary in the name of Cede & Co. and held for the benefit of                      (the beneficial owner) (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. [            ]).

In connection with such request and in respect of such Securities, we hereby certify that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly we hereby further certify that:

(A)	If the transfer has been effected pursuant to Rule 903 or Rule 904:

(1)	the offer of the Securities was not made to a person in the United States;

(2)	either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

B-1-1

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(B)	If the transfer has been effected pursuant to Rule 144:

(1)	a period of at least one year has elapsed since [ , ];

(2)	the Transferor during the 90 days preceding the date of such transfer was not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer, and it is not acting on behalf of such affiliate; and

(3)	such Person to whom such transfer is being made is not an “affiliate” of the Issuer.

Upon giving effect to this request to exchange a beneficial interest in such Restricted Global Security for a beneficial interest in a Regulation S Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer, if any, applicable to a Regulation S Global Security pursuant to the Indenture and the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-1-2

EXHIBIT B-2

FORM OF CERTIFICATE TO BE DELIVERED IN

CONNECTION WITH TRANSFERS FROM REGULATION S

GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY PRIOR TO ONE YEAR

[date]

AMERICAN STOCK TRANSFER &

TRUST COMPANY, LLC

[ADDRESS]

Attention:  Emera Incorporated

Re:	EMERA US FINANCE LP

(the “Issuer”) —% Senior Notes

due — (the “Securities”)

Ladies and Gentlemen:

This letter relates to $         principal amount of Securities which are evidenced by the Regulation S Global Security (CUSIP No. [            ]) and held with the Depositary in the name of Cede & Co. and held for the benefit of                      (the beneficial owner) (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. [            ]).

In connection with such request and in respect of such Securities, we hereby certify that such transfer has been effected in compliance with the transfer restrictions applicable to Global Securities and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly we hereby further certify that the Securities are being transferred to a Person (a) who the Transferor reasonably believes to be a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act; and (b) in accordance with applicable securities laws of the United States and other applicable jurisdictions.

Upon giving effect to this request to exchange a beneficial interest in such Regulation S Global Security for a beneficial interest in a Restricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to a Restricted Global Security pursuant to the Indenture and the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in the Indenture, dated as of June 16, 2016, under which the Securities were issued.

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Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT B-3

FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE AFTER ONE YEAR

[date]

AMERICAN STOCK TRANSFER &

TRUST COMPANY, LLC

[ADDRESS]

Attention:  Emera Incorporated

Re:	EMERA US FINANCE LP

(the “Issuer”) —% Senior Notes

due — (the “Securities”)

Ladies and Gentlemen:

[For transfers: This letter relates to $         principal amount of Securities which are evidenced by a Regulation S Global Security (CUSIP No. [            ]) and held with the Depositary in the name of Cede & Co. [and held for the benefit of                     ] (the “Beneficial Owner”). The Beneficial Owner has requested that its beneficial interest in such Securities be transferred to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. [            ])

In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that upon such transfer, (a) a period of at least one year will have elapsed since [ ], [ ], (b) the Beneficial Owner during the three months preceding the date of such transfer was not an “affiliate” of the Issuer (as defined in Rule 144 under the Securities Act of 1933, as amended), and it was not acting on behalf of such an affiliate and (c) such Person to whom such transfer is being made is not an “affiliate” of the Issuer.]

[For exchanges: This letter relates to $         principal amount of Securities that are evidenced by a [Regulation S Global Security (CUSIP No. [            ]) and held with the Depositary in the name of Cede & Co. [and held for the benefit of]] (the “Beneficial Owner”). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. [            ]).

In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that, upon such exchange, (a) it will be the beneficial owner of such Securities, (b) a period of at least one year will have elapsed since [            ], [            ] and (c) the Beneficial Owner will not be, and during the three months preceding the date of such exchange will not have been, an “affiliate” of the Issuer (as defined in Rule 144 under the Securities Act of 1933, as amended), and it is not acting on behalf of such an affiliate.]

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Very truly yours,

[Name of Transferor]

By:
Name:
Title:

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